EXHIBIT NO. 99.(a) 6

MFS INSTITUTIONAL TRUST

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

RENAMING OF TRUST

Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the “Declaration”), of MFS Institutional Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned, constituting a majority of the Trustees of the Trust, hereby amend Section 1.1 of the Declaration to read in its entirety as follows:

“Section 1.1. Name. The name of the Trust is MFS Series Trust XVII.”

Pursuant to Section 10.1 of the Declaration, this renaming of the Trust shall be effective October 24, 2022.

RENAMING OF SERIES

Pursuant to Sections 6.11 and 9.3 of the Declaration, the undersigned, constituting a majority of the Trustees of the Trust, hereby renaming an existing series of Shares (as defined in the Declaration) as follows:

The series named MFS Institutional International Equity Fund shall be renamed MFS International Equity Fund.

Accordingly, Appendix A to the Declaration shall be deleted in its entirety and replaced with Appendix A attached hereto. Pursuant to Section 10.1 of the Declaration, this renaming of series of Shares and the replacement of Appendix A shall be effective October 24, 2022.

REDESIGNATION OF SHARES

Pursuant to Sections 6.10, 6.11 and 9.3 of the Declaration, the undersigned, constituting a majority of the Trustees of the Trust, hereby redesignate all existing Shares (as defined in the Declaration) of MFS Institutional International Equity Fund, a series of the Trust, as "Class R6 Shares."

Pursuant to Section 10.1 of the Declaration, this redesignation of Shares shall be effective October 24, 2022.

ESTABLISHMENT OF ADDITIONAL SHARE CLASSES

Pursuant to Sections 6.10, 6.11 and 9.3 of the Declaration, the undersigned, constituting a majority of the Trustees of the Trust, hereby establish additional classes of Shares (as defined in the Declaration) of MFS International Equity. Accordingly, Appendix B to the Declaration shall be deleted in its entirety and replaced with Appendix B attached hereto.

Pursuant to Section 10.1 of the Declaration, this classification of Shares shall be effective October 24, 2022.

Appendix A

Establishment and

Designation of Series of Shares of

Beneficial Interest (without par value)

The Trustees of the Trust, acting pursuant to the Trust's Declaration, have established and designated the series (each, a "Fund") of Shares of Beneficial Interest listed below.

1. The Funds are as follows:

MFS International Equity Fund.

2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Fund. Each Share of each Fund shall be redeemable as provided in the Declaration. Subject to differences among classes, each Share of each Fund shall be entitled to vote on matters on which Shares of the Fund shall be entitled to vote as provided in Section 6.8 of the Trust's Declaration of Trust, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the 1940 Act or any successor rule, and the Declaration.

4. The assets and liabilities of the Trust shall be allocated among each Fund and any series of the Trust designated in the future as set forth in Section 6.9 of the Declaration.

5. Subject to the provisions of Section 6.9 and Article IX of the Declaration, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund, or to otherwise change the special and relative rights of each Fund.

6. Any Fund may be terminated by the Trustees at any time by written notice to the Shareholders of the Fund in accordance with Article IX of the Declaration.

Appendix B

ESTABLISHMENT AND DESIGNATION OF

SHARE CLASSES

Pursuant to Sections 6.10, 6.11 and 9.3 of the Declaration, the undersigned, constituting a majority of the Trustees of the Trust, do hereby divide the shares of MFS International Equity Fund (the "Fund"), a series of the Trust, to create additional classes of shares, within the meaning of Sections 6.10 and 6.11, as follows:

1.	The classes of Shares are designated “Class R6 Shares,” "Class A Shares" and "Class I Shares";

2.	Class R6 Shares, Class A Shares and Class I Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

3.	The purchase price of Class R6 Shares, Class A Shares and Class I Shares, the method of determination of the net asset value of Class R6 Shares, Class A Shares and Class I Shares, the price, terms and manner of redemption of Class R6 Shares, Class A Shares and Class I Shares, any conversion feature of Class R6 Shares, Class A Shares and Class I Shares, and relative dividend rights of holders of Class R6 Shares, Class A Shares and Class I Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust’s registration statement under the Securities Act of 1933, as amended;

4.	All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

5.	A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of June 10, 2022 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

Steven E. Buller	James W. Kilman, Jr.
Steven E. Buller	James W. Kilman, Jr.
c/o MFS Investment Management	c/o MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

John A. Caroselli	Clarence Otis, Jr.
John A. Caroselli	Clarence Otis, Jr.
c/o MFS Investment Management	MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

Maureen R. Goldfarb	Michael W. Roberge
Maureen R. Goldfarb	Michael W. Roberge
c/o MFS Investment Management	c/o MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

Peter D. Jones	Maryanne L. Roepke
Peter D. Jones	Maryanne L. Roepke
c/o MFS Investment Management	MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

John P. Kavanaugh	Laurie J. Thomsen
John P. Kavanaugh	Laurie J. Thomsen
c/o MFS Investment Management	c/o MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199